EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2007, except as to the stock split described in Note 15, which is as of February 1, 2007 relating to the consolidated financial statements of Mellanox Technologies, Ltd., which appears in Mellanox Technologies, Ltd’s Registration Statement on Form S-1 (No 333-137659) filed with the Securities and Exchange Commission.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
February 9, 2007